UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

ACM Research, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

42307 Osgood Road, Suite I, Fremont, California 94539
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.

We conduct our California-based office operations in a facility of approximately 3,000 square feet located in Fremont, California. We have leased this space from D&J Construction, Inc. since March 22, 2017. The lease agreement for the current period, as previously amended on February 28, 2018, was scheduled to expire on March 31, 2019.

On February 4, 2019, we entered into a lease amendment with D&J Construction, Inc. under which we will continue to lease the facility during the period from April 1, 2019 through March 31, 2021. Under the lease amendment, we will pay a monthly rental fee of $3,510 for the period from April 1, 2019 though March 31, 2020 and $3,600 for the period from April 1, 2020 through March 31, 2021.

The foregoing description of the lease amendment is a summary and is qualified in its entirety by the terms of the lease amendment, a copy of which is being filed as Exhibit 10.01 to this current report.

Item 9.01
Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.01	Lease Amendment dated February 4, 2019 between ACM Research, Inc. and D&J Construction, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ACM RESEARCH, INC.

Dated: February 8, 2019	By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President